Exhibit 99.2
Abercrombie & Fitch
January 2008 Sales Release
Call Script
This is Tom Lennox, Vice President of Corporate Communications of Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended February 2nd, 2008.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended February 2nd, 2008, were $219.7 million compared to last year’s net sales of $252.3 million. January 2007 was a five-week month. Total Company direct-to-consumer net sales increased to $24.4 million for the four-week period ended February 2nd, 2008, a 33% increase over sales for the five-week period ended February 3rd, 2007. January comparable store sales were flat for the four-week period ended February 2nd, 2008, compared to the four-week period ended February 3 rd, 2007.
By brand, Abercrombie & Fitch comparable store sales increased 2%. Men’s comps increased by a low double digit; women’s comps decreased by a mid single digit. Transactions per store per week decreased 2% and

Abercrombie & Fitch
January 2008 Sales Release
Call Script
average transaction value was flat compared to last year. Transaction metrics compare the four-week period ended February 2nd, 2008 to the five-week period ended February 3 rd, 2007.
In the kids business, abercrombie, comparable store sales decreased 1%. Boys comps increased by a low teen; girls comps decreased by a mid single digit. Transactions per store per week decreased 6%; average transaction value decreased 3%.
Hollister comparable store sales decreased 2%. Dudes comps increased by a high single digit; Bettys comps decreased by a high single digit. Transactions per store per week decreased 8%; average transaction value decreased 3%.
RUEHL comparable store sales decreased 17%. Men’s comps decreased by a low single digit; Women’s comps declined by low thirties. Transactions per store per week decreased 38%; average transaction value increased 4%.

Abercrombie & Fitch
January 2008 Sales Release
Call Script
By region, comps were strongest in the Southwest and weakest in the South.
We will release 4th quarter results on Friday, February 15th, at 7:00 AM Eastern Time and hold our conference call at 8:30 AM Eastern Time. To listen to the LIVE conference call on Friday, February 15th, dial (800) 811-0667 and ask for the Abercrombie & Fitch Quarterly Call or go to abercrombie.com. The international call-in number is (913) 981- 4901. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 2942254 or through abercrombie.com.
Thank You.

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